SUPPLEMENT TO
INVESTMENT MANAGEMENT AGREEMENT
PIMCO ETF Trust
840 Newport Center Drive
Newport Beach, California 92660
May 23, 2011
Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:	 	PIMCO Foreign Currency Strategy Exchange-Traded Fund and PIMCO
Total Return Exchange-Traded Fund (each a "Fund," and collectively, the "Funds")

Dear Sirs:
As provided in the Investment Management Agreement between PIMCO ETF Trust
(the "Trust") and Pacific Investment Management Company LLC ("PIMCO"), dated April 24, 2009 (the "Agreement"), the parties may amend the Agreement to add additional series of the Trust, under the same terms and conditions as set forth in the Agreement, and at a fee rate set forth in Schedule A to the Agreement, as may be amended from time to time.
The Trust and PIMCO hereby agree to amend the Agreement as of the date hereof to add the Funds to Schedule A. The current Schedule A is replaced with the new Schedule A attached hereto.

Schedule A

Schedule to Investment Management Agreement
PIMCO ETF Trust
As of May 23, 2011

Investment Management Fee Rates (%)

Fund	Fee#

PIMCO 0-1 Year U.S. Treasury Index Fund	                              0.15
PIMCO 0-3 Year Banking Sector Corporate Bond Index Fund	              0.40
PIMCO 0-5 Year High Yield Corporate Bond Index Fund	              0.55
PIMCO 1-3 Year U.S. Treasury Index Fund	                              0.15
PIMCO 1-5 Year U.S. TIPS Index Fund	                              0.20
PIMCO 15+ Year U.S. TIPS Index Fund	                              0.20
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Fund	              0.15
PIMCO 3-7 Year U.S. Treasury Index Fund	                              0.15
PIMCO 7-15 Year U.S. Treasury Index Fund	                      0.15
PIMCO Banking Sector Corporate Bond Index Fund	                      0.40
PIMCO Broad U.S. TIPS Index Fund	                              0.20
PIMCO Broad U.S. Treasury Index Fund	                              0.15
PIMCO Build America Bond Strategy Fund	                              0.45
PIMCO Emerging Markets Aggregate U.S.$ Denominated Bond Index Fund    0.65
PIMCO Enhanced Short Maturity Strategy Fund	                      0.35
PIMCO Foreign Currency Strategy Exchange-Traded Fund	              0.65
PIMCO Global Advantage Inflation-Linked Bond Strategy Fund	      0.60
PIMCO Government Limited Maturity Strategy Fund	                      0.25
PIMCO High Yield Corporate Bond Index Fund 	                      0.55
PIMCO Intermediate Municipal Bond Strategy Fund	                      0.35
PIMCO Investment Grade Corporate Bond Index Fund	              0.20
PIMCO Prime Limited Maturity Strategy Fund	                      0.25
PIMCO Short Term Municipal Bond Strategy Fund	                      0.35
PIMCO Total Return Exchange-Traded Fund	                              0.55

#	Each Fund may invest in shares of PIMCO Funds: Private Account
Portfolio Series: PIMCO Short-Term Floating NAV Portfolio, a series of PIMCO Funds ("PAPS Short-Term Floating NAV Portfolio"). PAPS Short-Term Floating NAV Portfolio is offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. PAPS Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to PAPS Short-Term Floating NAV Portfolio under its investment advisory contract with PIMCO.

	If the foregoing correctly sets forth the Agreement between the Trust and PIMCO, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

                                    Very truly yours,

                                    PIMCO ETF TRUST


                                    By: /s/ Peter Strelow
                                    Title: Vice President


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /s/ Brent R. Harris
Title:	 	Managing Director

PIMCO FUNDS, on behalf of its series Private Account Portfolio Series: PIMCO Short-Term Floating NAV Portfolio

By: /s/	Peter Strelow
Title:  Vice President